UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Mr. Mirman to the Board of Directors

On September 12, 2014, the board of directors (the “Board”) of Lilis Energy, Inc. (the “Company”) appointed Abraham Mirman to the Board.

Mr. Mirman currently serves as the Company’s Chief Executive Officer, and has held that position since April 21, 2014. Prior to being appointed to his current position, Mr. Mirman served as the Company’s President beginning in September 2013.

Between 2006 and 2011, Mr. Mirman served as Chairman of the Board of Cresta Capital Strategies LLC; between 2011 and 2012, he served as Head of Investment Banking at BMA Securities; and between 2012 and February 2013, he served as Head of Investment Banking at John Thomas Financial. Mr. Mirman has served as the Managing Director, Investment Banking at T.R. Winston & Company, LLC (“TRW”) since April 2013, and continues to devote a portion of his time to serving in that role. During Mr. Mirman’s service as Chief Executive Officer, the Company has completed several significant capital raising transactions and negotiated a final settlement with its senior secured lender.

Mr. Mirman’s appointment to the Board is in accordance with the previously disclosed employment agreement between the Company and Mr. Mirman, effective September 16, 2013, which was entered into in connection with Mr. Mirman’s appointment as President of the Company in September 2013 (the “Mirman Agreement”). For a description of the Mirman Agreement, see the Company’s Current Report on Form 8-K filed on September 20, 2013.

In determining Mr. Mirman’s qualifications to serve as a director, the Board considered his extensive experience in financial and securities matters, as well as his service as Chief Executive Officer of the Company. Mr. Mirman has not been appointed to any committees of the Board.

Certain Transactions between the Company and Mr. Mirman

In 2013, The Bralina Group, LLC (“Bralina”), for which Mr. Mirman has voting and dispositive power, purchased $217,990 of the Company’s 8% Senior Secured Convertible Debentures (the “Debentures”) in connection with the closing of a private placement of such Debentures.

On January 22, 2014, Mr. Mirman agreed to invest $500,000 in units consisting of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $2.50 per share, in connection with the Company’s private placement of such units, subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ.

On January 31, 2014, as previously disclosed, the Company entered into a Conversion Agreement with the holders of the Debentures pursuant to which, among other things, the parties agreed to convert the total amount of outstanding principal and accrued and unpaid interest on the Debentures into shares of common stock at an exchange price of $2.00 per share. In addition, in connection with such conversion, the Company issued warrants to purchase one share of common stock at an exercise price equal to $2.50 per share for each share of common stock so issued. Bralina converted 100% of its Debentures, plus all accrued but unpaid interest, pursuant to the Conversion Agreement.

On May 30, 2014, as previously disclosed, the Company conducted a private placement of its Series A Convertible Preferred Stock and warrants to purchase common stock. Mr. Mirman invested $250,000 in the private placement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Acting Chief Financial Officer

3